Exhibit 99.1

CorEnergy Releases First Quarter 2014 Results

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo. – May 12, 2014 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR) (“CorEnergy” or the “Company”) today announced financial results for the first quarter ended March 31, 2014.

First Quarter Highlights and Subsequent Events

-	Declared first quarter 2014 dividend distribution of $0.129, payable on May 22, 2014
-	Reiterating annualized dividend guidance of no less than $0.52 per share – a 4% increase over the prior quarter
-	Completed two transactions in the first quarter, the Portland Terminal Facility acquisition and Black Bison transaction
-	Formally elected to be treated as a REIT for the 2013 tax year

“CorEnergy delivered an excellent first quarter by investing accretively, growing FFO and AFFO at a superior rate, increasing annualized dividend guidance by 4 percent and prudently managing our balance sheet,” said David Schulte, Chief Executive Officer of CorEnergy.

“Consistent with our disciplined growth strategy, we expanded our asset portfolio, closing two transactions in the first quarter. We also completed a highly successful follow-on equity offering. We are increasing our full-year outlook, reflecting the strength of CorEnergy’s business model and confidence around transaction execution.”

Quarterly Performance Review

CorEnergy reported total revenues of $10.0 million in the quarter ended March 31, 2014. A first quarter dividend of $0.129 was declared on April 30, 2014, and is payable on May 22, 2014. Total assets were $331.6 million and total stockholders' equity was $221.9 million as of March 31, 2014, compared to $283.9 million and $177.2 million, respectively, at Dec. 31, 2013. The increase in total assets and stockholders’ equity is primarily due to the acquisition and financing of the Portland Terminal Facility. Net income attributable to common stockholders was $2.1 million, or $0.07 per common share.

Because the Company now operates as a REIT, management believes that non-GAAP performance measures utilized by REITs, including Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”), also provide useful insights into CorEnergy’s operational performance.  AFFO for the quarter ended March 31, 2014, was $0.14 per share as compared to $0.13 per share for the quarter ended Dec. 31, 2013.

First Quarter Ended March 31, 2014 Financial Summary
	For the Three Month Period Ended March 31, 2014
	Total	Per Share
Net Income (attributable to CorEnergy Stockholders)	$2,105,159	$0.07
Funds From Operations (FFO)	$4,535,932	$0.15
Adjusted Funds From Operations (AFFO)	$4,201,785	$0.14

FFO and AFFO are non-GAAP measures presented in accordance with the guidelines for calculation and reporting issued by the National Association of Real Estate Investment Trusts. FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate-related depreciation and amortization (excluding amortization of deferred financing costs or loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. The Company considers FFO an important supplemental measure of operating performance that is frequently used by securities analysts, investors and other interested parties. CorEnergy defines AFFO as FFO plus transaction costs, amortization of debt issuance costs, deferred leasing costs, above-market rent, and certain costs of a nonrecurring nature, less maintenance, capital expenditures (if any), amortization of debt premium and other adjustments as deemed appropriate. Management uses AFFO as a measure of long-term sustainable operational performance.

Portfolio Update

As previously announced, CorEnergy closed an acquisition of a petroleum products terminal facility (the "Portland Terminal Facility") for $40 million in cash on January 21, 2014. The Portland Terminal Facility is leased to a subsidiary of Arc Logistics Partners LP (NYSE: ARCX) under a 15-year triple net participating lease.

As announced on March 17, 2014, CorEnergy closed a transaction to finance the acquisition by Black Bison Water Services, LLC (“Black Bison”) of salt water disposal properties and related capital improvement projects. The financing will be secured by three salt water disposal properties serving oil and gas producers in Wyoming’s Powder River Basin and Green River Basin.

Outlook

CorEnergy expects its energy infrastructure assets – the Pinedale LGS, the Eastern Interconnect Project, the Portland Terminal Facility, Mowood and Black Bison – to produce stable and recurring revenues in 2014. The Company believes that the cash flows from its holdings will support 2014 annualized dividend payments of no less than $0.52 per share. The Company has a broadening set of opportunities in the pipeline, which provide the potential to reach $50 to $200 million per project type. There can be no assurance that any of these acquisition opportunities will result in consummated transactions. The Company has a $20 million revolving credit facility in place, which can be utilized for future acquisitions. As of March 31, 2014, there were no outstanding borrowings against the facility. The Company expects to utilize balance sheet resources, including prudent leverage when available, supplemented with accretive equity issuance as needed.

Dividend Policy

In 2013, CorEnergy changed its fiscal year as part of its transition from a business development company to a REIT. As a result of this change, the dividend payment schedule for calendar 2014 will vary from prior years. Going forward, the Company intends to maintain a quarterly February/May/August/November dividend payment cycle. Dividend payouts may be affected by cash flow requirements and remain subject to other risks and uncertainties.

2014 First Quarter Earnings Conference Call

CorEnergy will host a conference call Tuesday, May 13, 2014, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 877-407-8035 approximately five to ten minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format.  A link to the webcast will be accessible at corenergy.corridortrust.com.

A replay of the call will be available until 11:59 p.m. Central Time June 13, 2014, by dialing 877-660-6853. The Conference ID # is 13582140. A replay of the webcast will also be available on the company’s website at corenergy.corridortrust.com through May 13, 2015.

About CorEnergy Infrastructure Trust, Inc.
CorEnergy Infrastructure Trust, Inc. (NYSE: CORR), primarily owns midstream and downstream U.S. energy infrastructure assets subject to long-term triple net participating leases with energy companies. These assets include pipelines, storage tanks, transmission lines and gathering systems. The Company’s principal objective is to provide stockholders with an attractive risk-adjusted total return, with an emphasis on distributions and long-term distribution growth (reported to our investors on Form 1099). CorEnergy is managed by Corridor InfraTrust Management, LLC, a real property asset manager focused on U.S. energy infrastructure real assets, and is an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy investments, with approximately $16.4 billion of assets under management in NYSE-listed closed-end investment companies, open-end funds and other accounts as of April 30, 2014. For more information, please visit corenergy.corridortrust.com.

Forward-Looking Statements
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

Contact Information:
Katheryn Mueller, Investor Relations, 877-699-CORR (2677), info@corridortrust.com